Exhibit 10.12

FORM OF VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of     , 20  (the “Effective Date”) by and between      (the “Stockholder”) and Yellowstone Midco Holdings II, LLC (such limited liability, together with its corporate successor, York Space Systems Inc., are referred to herein as the “Company”).

RECITALS

WHEREAS, the Stockholder holds a direct or indirect economic interest in the Company;

WHEREAS, the Company is currently controlled by Yellowstone Ultimate Holdings, LP (“Ultimate Holdings”) and Ultimate Holdings is currently controlled by investment funds advised by AeroEquity GP, LLC (“AEI”);

WHEREAS, in connection with the initial public offering of the Company (the “IPO”), the board of supervisors of Ultimate Holdings, a majority of which is comprised of individuals appointed by affiliates of AEI, is contemplating liquidating Ultimate Holdings (the “Liquidation”);

WHEREAS, the Liquidation will provide numerous benefits to the Company and the stockholders of the Company by permitting them to receive direct ownership of the Company’s public securities;

WHEREAS, in acknowledgment of the benefits to be received by the Stockholder in connection with the Liquidation, the Stockholder has agreed to grant to the Company an irrevocable proxy to vote the Stockholder’s equity interests of the Company on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholder and the Company (together, the “Parties”) hereby agree as follows:

AGREEMENT

1. Grant of Irrevocable Proxy

(a) Irrevocable Proxy. The Stockholder hereby irrevocably constitutes and appoints the Company, with full power of substitution and resubstitution, as the Stockholder’s sole and exclusive proxy and attorney-in-fact (collectively, the “Proxyholder”) to vote, execute written consents, give or withhold approvals and take any other action with respect to all common stock and other voting interests of the Company held by Stockholder (the “Covered Interests”), in each case solely on all matters relating to the nomination or election of directors to the board of directors of the Company (such matters, “Covered Matters”), in such manner, at such time and in such circumstances as the Company may determine in accordance with its applicable contractual obligations. The proxy granted pursuant to this Section 1(a) is coupled with an interest and shall be irrevocable until the termination of this Agreement in accordance with Section 5(a).

(b) No Inconsistent Proxies. The Stockholder shall not grant any subsequent proxy or power of attorney with respect to any Covered Interests or enter into any voting agreement or arrangement of any kind that conflicts with this Agreement and any attempted grant or agreement in violation of this Section 1(b) shall be null and void and of no force or effect.

(c) Coverage of Additional Securities. Any equity or other voting interests of the Company that the Stockholder acquires after the Effective Date shall automatically become subject to this Agreement and deemed Covered Interests without further action by any Party.

2. Additional Covenants of the Stockholder

(a) Agreement to Vote Consistently with Proxyholder. To the extent (and only to the extent) that the Stockholder is ever required to vote, consent or otherwise act with respect to any Covered Matter, notwithstanding the proxy granted herein, the Stockholder shall vote, consent and act in all respects in a manner that is consistent with, and not in any way contrary to, the instructions of the Company.

(b) Transfer of Covered Interests. Nothing herein shall be construed as impairing the Stockholder’s right to sell, assign, transfer, pledge, encumber or otherwise dispose of Covered Interests in accordance with applicable law; provided that, in the event that the Stockholder transfers any Covered Interests in a private transaction to any affiliate or any person controlled by, or under common control with, the Stockholder, such recipient shall be required to execute a Voting Agreement in favor of the Company with respect to the Covered Interests so transferred. The Stockholder shall notify the Company promptly after any disposition (including any sale, assignment, transfer, pledge, encumbrance or other transfer) of any Covered Interests.

(c) Further Assurances. The Stockholder shall from time to time execute and deliver, or cause to be executed and delivered, such further instruments and documents, and take such further actions, as the Company may reasonably request for the purpose of carrying out or evidencing the intent of this Agreement.

3. Representations and Warranties

The Stockholder represents and warrants to the Company, as of the Effective Date and throughout the term of this Agreement, that:

(a) Power and Authorization. The Stockholder has full legal right, capacity and authority to enter into, execute and deliver this Agreement and to perform fully the Stockholder’s obligations hereunder. To the extent the Stockholder is a corporation or other entity, all requisite actions, corporate or otherwise, have been duly taken to authorize the execution and delivery of this Agreement and the performance of the Stockholder’s obligations hereunder.

(b) Title to Covered Interests. The Stockholder is the beneficial and record owner of, and has good and valid title to, all Covered Interests, free and clear of any liens, proxies, powers of attorney, voting trusts, claims, options or other encumbrances (other than those created by this Agreement).

(c) Non-Contravention. Neither the execution and delivery of this Agreement by the Stockholder nor the performance by the Stockholder of its obligations hereunder will (i) violate any law, judgment or order applicable to the Stockholder, (ii) require any consent or approval of any governmental authority, or (iii) conflict with, result in a breach of, or constitute a default under any agreement or instrument to which the Stockholder is a party, except, in each case, as would not reasonably be expected to impair in any material respect the Stockholder’s ability to perform its obligations hereunder.

4. Nature of Relationship

(a) No Fiduciary Relationship. The Stockholder acknowledges and agrees that (i) the Company is acting solely as a principal in connection with the transactions contemplated by this Agreement, (ii) the Company has no fiduciary or other implied duty to the Stockholder as a result of or in connection with this Agreement, and (iii) the Stockholder has consulted, or had the opportunity to consult, with independent legal and financial advisors concerning this Agreement.

(b) No Transfer of Economic Rights. Nothing in this Agreement shall be deemed to transfer to the Company or any other party any economic interest or incidence of ownership in any Covered Interests, other than the voting and consent rights expressly delegated herein. All economic benefits, rights to distributions, and rights to information (other than notices required to be provided directly to the Company hereunder) shall remain with and inure to the benefit of the Stockholder.

5. Term; Termination

(a) Term. This Agreement shall become effective on the Effective Date and shall continue in full force and effect until the earliest to occur of:

(i)

the public announcement in any filing with the Securities and Exchange Commission by the Company or AEI that the Company has ceased to be a “controlled company” within the meaning of the New York Stock Exchange Rules;

(ii)	the Stockholder ceasing to own any Covered Interests or options, warrants or other rights exercisable for Covered Interests; or

(iii)	receipt by the Stockholder of written notice from the Company of termination of this Agreement.

(b) Automatic Revocation. Upon termination of this Agreement pursuant to Section 5(a), the proxy and power of attorney granted herein shall automatically be deemed revoked without further action by any Party.

6. Miscellaneous

(a) Specific Performance. The Stockholder acknowledges that money damages would be an inadequate remedy for any breach of this Agreement by the Stockholder. Accordingly, the Company shall be entitled to seek specific performance, injunctive relief and any other equitable remedies to enforce this Agreement without the necessity of proving the inadequacy of money damages or posting bond.

(b) Assignment. The Company may assign, delegate or transfer its rights and obligations under this Agreement, in whole or in part, to any affiliate of the Company; provided that no such assignment will be permitted if such assignment would have the effect of forming a “group” with any other beneficial owner of Company securities, such that the Stockholder may incur new or additional reporting obligations under Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended. The Stockholder may not assign or transfer any of its rights or obligations under this Agreement except as provided in Section 2(b).

(c) Amendments; Waivers. No amendment, modification or waiver of any provision of this Agreement shall be effective unless in writing and signed by each of the Parties (or, in the case of a waiver, by the Party against whom the waiver is to be enforced). No failure or delay by any Party in exercising any right or remedy hereunder shall operate as a waiver thereof.

(d) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) sent to the recipient by electronic mail (in which case, it will be effective upon transmission), or (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid).

Notices to Company shall be sent to:

York Space Systems Inc. (f/k/a Yellowstone Midco Holdings II, LLC)

Attn: Monica Palko, General Counsel

6060 S. Willow Drive

Greenwood Village, CO 80111

Email: ****; ****

With copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

Attn: Matthew Arenson, P.C. and Andrew Struckmeyer

98 S.E. 7th Street, Suite 700

Miami, FL 33131

Email: ****; ****

Notices to the Stockholder shall be sent to the notice address specified for the Stockholder on the signature page hereto.

(e) Governing Law; Venue; Jury Trial Waiver. This Agreement and any claim, controversy or dispute arising out of or relating hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles. Each Party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such court lacks subject-matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware) for the purpose of any suit, action or other proceeding arising out of or relating to this Agreement. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(f) Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not be affected, and the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties.

(g) Entire Agreement. This Agreement (including the recitals, which are incorporated herein by reference) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties relating thereto.

(h) Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of this Agreement by facsimile, emailed .pdf or other electronic means shall be as effective as delivery of a manually executed counterpart.

IN WITNESS WHEREOF, the Parties have caused this Voting Agreement to be duly executed as of the Effective Date.

YELLOWSTONE MIDCO
HOLDINGS II, LLC

By:
Name:
Title:

[STOCKHOLDER]

By:
Name:
Title:

Notice Address for Stockholder:

Signature Page to Voting Agreement